EXHIBIT 21.1
Subsidiaries of Registrant

The following is a list of subsidiaries of T-Mobile US, Inc. as of December 31, 2023. Certain subsidiaries were omitted which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State of Incorporation
American Telecasting of Seattle, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Clearwire Communications LLC	Delaware
Clearwire International, LLC	Washington
Clearwire Legacy LLC	Delaware
Clearwire Spectrum Holdings LLC	Nevada
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Connect CCC, LLC	Delaware
Finco Depositor I LLC	Delaware
Finco Depositor II LLC	Delaware
Finco Depositor III LLC	Delaware
Finco Depositor IV LLC	Delaware
Finco Owner Trust II	Delaware
Finco Owner Trust III	Delaware
Finco Owner Trust IV	Delaware
Finco Owner Trust V	Delaware
Finco Owner Trust VI	Delaware
Finco Owner Trust VII	Delaware
Finco Owner Trust VIII	Delaware
Finco Owner Trust IX	Delaware
Finco Owner Trust X	Delaware
Fixed Wireless Holdings, LLC	Delaware
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Nextel South Corp.	Georgia
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware

NSAC, LLC	Delaware
Octopus Interactive Inc.	Delaware
Play Octopus LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, LLC	Delaware
Secure Federal Operations LLC	Delaware
Slingshot Merger Sub 1 Inc.	Maine
Slingshot Merger Sub 2 Inc.	Delaware
Sprint Capital Corporation	Delaware
Sprint Communications LLC	Delaware
Sprint LLC	Delaware
Sprint Intermediate HoldCo LLC	Delaware
Sprint Intermediate HoldCo II LLC	Delaware
Sprint Intermediate HoldCo III LLC	Delaware
Sprint Solutions LLC	Delaware
Sprint Spectrum Co LLC	Delaware
Sprint Spectrum Co II LLC	Delaware
Sprint Spectrum Co III LLC	Delaware
Sprint Spectrum Depositor LLC	Delaware
Sprint Spectrum Depositor II LLC	Delaware
Sprint Spectrum Depositor III LLC	Delaware
Sprint Spectrum LLC	Delaware
Sprint Spectrum License Holder LLC	Delaware
Sprint Spectrum License Holder II LLC	Delaware
Sprint Spectrum License Holder III LLC	Delaware
Sprint Spectrum PledgeCo LLC	Delaware
Sprint Spectrum PledgeCo II LLC	Delaware
Sprint Spectrum PledgeCo III LLC	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
SprintCom LLC	Kansas
STC Five LLC	Delaware
STC Four LLC	Delaware
STC One LLC	Delaware
STC Six Company	Delaware
STC Three LLC	Delaware
STC Two LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Global Care Corporation	Delaware
T-Mobile Handset Funding LLC	Delaware
T-Mobile Innovations LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware

T-Mobile Northeast LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Reserved Subsidiary I LLC	Delaware
T-Mobile Reserved Subsidiary II LLC	Delaware
T-Mobile Resources LLC	Delaware
T-Mobile South LLC	Delaware
T-Mobile US Trust 2022-1	Delaware
T-Mobile US Trust 2023-1	Delaware
T-Mobile USA Foundation	Washington
T-Mobile USA Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware
T-Mobile Ventures LLC	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
TMUS International LLC	Delaware
TMUS International Argentina S.R.L.	Argentina
TMUS International Belgium B.V.	Belgium
TMUS International Germany GmbH	Germany
TMUS International Japan Corporation	Japan
TMUS International Netherlands B.V.	Netherlands
TMUS International Services Singapore Pte. Ltd.	Singapore
TMUS International Spain, S.L.	Spain
TVN Ventures LLC	Delaware
VMU GP, LLC	Delaware
WBSY Licensing, LLC	Delaware